EXHIBIT 10.2                                                 As Executed

                                SERVICE AGREEMENT
                             (Non-Utility Companies)


             This Service Agreement is made and entered into as of the 22nd day of May, 1998 by and among ALLIANT INDUSTRIES, INC., IPC DEVELOPMENT COMPANY, INC. (individually, a "Client Company" and collectively, the "Client Companies") and ALLIANT SERVICES COMPANY (the "Service Company"), a service company subsidiary of Interstate Energy Corporation.

                                   WITNESSETH

             WHEREAS, the Securities and Exchange Commission (hereinafter referred to as the "SEC") has approved and authorized as meeting the requirements of Section 13(b) of the Public Utility Holding Company Act of 1935 (hereinafter referred to as the "Act"), the organization and conduct of the business of the Service Company in accordance herewith, as a wholly owned subsidiary service company of Interstate Energy Corporation; and

             WHEREAS, the Service Company and the Client Companies desire to enter into this Service Agreement whereby the Service Company agrees to provide, and the Client Companies agree to accept and pay for, various services as provided herein in accordance with applicable rules and regulations under the Act, which require the Service Company to fairly and equitably allocate costs among all associate companies to which it renders services, including the Client Companies and other associate companies which are not a party to this Service Agreement; and

             WHEREAS, economies and efficiencies benefiting the Client Companies will result from the performance by the Service Company of services as herein provided;

             NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:

                              ARTICLE I - SERVICES

             Section 1.1 The Service Company shall furnish to a Client Company, if requested by such Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as the Client Company may from time to time request and which the Service Company concludes it is able to perform. The Service Company shall also provide a Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by such Client Company and which the Service Company concludes it is able to perform. In supplying such services, the Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers and other persons with necessary qualifications as are required for or pertinent to the performance of such services.

             Section 1.2  Each Client Company shall take from the
   Service Company such of the services described in Section 1.1, and such additional general or special services, whether or not now contemplated, as are requested from time to time by such Client Company and which the Service Company concludes it is able to perform.

             Section 1.3  The services described herein shall be
   directly assigned or allocated by activity, project, program, work order or other appropriate basis. A Client Company shall have the right from time to time to amend, alter or rescind any activity, project, program or work order provided that (i) any such amendment or alteration which results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by the Services Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by the Service Company as a direct result of such amendment, alteration or rescission of the activity, project, program or work order, and (iii) no amendment, alteration or rescission of an activity, project, program or work order shall release a Client Company from liability for all costs already incurred by or contracted for by the Service Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed.

                            ARTICLE II - COMPENSATION

             Section 2.1  As compensation for the services to be
   rendered hereunder, each Client Company shall pay to the Service Company all costs which reasonably can be identified and related to particular services performed by the Service Company for or on behalf of such Client Company; provided that in respect to services performed for an associate company which is a foreign utility company ("FUCO") that qualifies for exemption under section 33 of the Act, such FUCO shall pay the fair market value of such services, but in any event no less than the cost thereof. Where more than one Client Company is involved in or has received benefits from a service performed, the costs of such service will be directly assigned or allocated, as set forth in Appendix A hereto, between or among such Client Companies on a basis reasonably related to the service performed to the extent reasonably practicable.

             Section 2.2 It is the intent of this Agreement that charges for services shall be distributed among the Client Companies, to the extent possible, based upon direct assignment. The amounts remaining after direct assignment shall be allocated among the Client Companies (and other affiliates of Interstate Energy Corporation for which services are rendered by the Service Company, where applicable) using the method identified in Appendix A. The method of assignment or allocation of costs shall be subject to review annually, or more frequently if appropriate. Such method of assignment or allocation of costs may be modified or changed by the Service Company without the necessity of an amendment to this Service Agreement; provided that, in each instance, all services rendered hereunder shall be at actual cost thereof, fairly and equitably assigned or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder; provided further that services rendered to foreign affiliates which qualify for exemption under Rule 83(a) under the Act may be furnished by the Service Company at the fair market value thereof (but not less than the cost thereof). The Service Company shall review with the Client Companies any proposed material change in the method of assignment or allocation of costs hereunder and the parties must both agree to any changes before they are implemented.
   In addition, no such agreed upon material change shall be made unless and until the Service Company shall have first given written notice to the Illinois Commerce Commission, the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin, the Iowa Utilities Board (collectively, the "State Commissions") and the SEC not less than 60 days prior to the proposed effective date thereof.

             Section 2.3 The Service Company shall render a monthly bill to each Client Company which shall reflect the billing information necessary to identify the costs charged for the preceding month.

             Section 2.4 It is the intent of this Service Agreement that the payment for services rendered by the Service Company to the Client Companies under this Service Agreement shall cover all of the costs of its doing business (less the costs of services provided to affiliated companies not a party to this Service Agreement and to other non-affiliated companies, and credits for miscellaneous income items), including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization, and compensation for use of capital as permitted by Rule 91 of the SEC under the Act.

                               ARTICLE III - TERM

             Section 3.1 This Service Agreement shall become effective on the date hereof, subject to the receipt of required regulatory approvals, and shall continue in force with respect to a Client Company until terminated by the Client Company, or by the Service Company with respect to such Client Company, or until terminated by unanimous agreement of all Client Companies, in each case upon not less than one year's prior written notice to all other parties unless otherwise mutually agreed. This Service Agreement may also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Service Agreement.

                           ARTICLE IV - MISCELLANEOUS

             Section 4.1 All accounts and records of the Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary Services Companies in effect from and after the date hereof.

             Section 4.2 Each client company shall cause each of its direct or indirect non-utility subsidiaries which may come into existence after the effective date of this Service Agreement to become an additional Client Company (collectively, the "New Client Companies") subject to this Service Agreement. In addition, the parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning or allocating costs of such services among the Client Companies and the New Client Companies under this Service Agreement as may become necessary or appropriate.

             Section 4.3 The Service Company shall permit each Client Company, and others as required under applicable rule or regulation, such reasonable access to its accounts and records, including the basis and computation of allocations, as shall be necessary for such persons to review such Client Company's operating results.

             Section 4.4 This Service Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were on the same instrument, and may not be amended except by written instrument executed by all parties hereto.

                             ARTICLE V - AMENDMENTS

             Section 5.1. Prior to filing any amendment to this Service Agreement with the SEC, the parties will file with the applicable State Commissions, as provided by law or stipulation, a copy of such amendment. In the event that a State Commission, within forty-five days of filing with such State Commission, does not object to an amendment, or issue a letter requiring that the amendment be held in abeyance until such State Commission completes its review, the parties may file the proposed amendment with the SEC.

             Section 5.2. In the event that an amendment is finally rejected or disapproved or found to be unreasonable by one or more of the State Commissions prior to filing with the SEC, the amendment will not become effective and the parties will not request SEC approval of the amendment.

             Section 5.3. In the event that an amendment is rejected or disapproved or found to be unreasonable by one or more of the State Commissions after it has been filed with the SEC but before it as been approved by the SEC, the amendment will be terminated and the parties agree to request withdrawal of the filing.

             Section 5.4. In the event that an amendment is rejected, disapproved or found to be unreasonable by one or more of the State Commissions before it has been approved by the SEC, the parties shall have the right to request further revisions of the amendment in order to cure or remove the cause of the State Commission's rejection, disapproval or finding of unreasonableness. Upon request by a party, the other parties agree promptly to negotiate in good faith to revise the amendment, and thereafter to file for any necessary regulatory authorization of the renegotiated amendment. If the parties are unable to reach agreement satisfactory to each of them and to each affected State Commission after good faith negotiations, then Section 5.2 or 5.3 above, as applicable, will apply.

             Section 5.5. In the event that all the State Commissions have previously approved an amendment prior to SEC approval, Section 5.6 below shall not apply.

             Section 5.6. In the event that an amendment has become effective and is subsequently rejected, disapproved or found to be unreasonable by one or more of the State Commissions, the parties will make a good faith effort to terminate, amend or modify the amendment in a manner which remedies the State Commission's adverse findings without adverse impact on any of the parties. The parties will request to meet with representatives of the State Commissions and make a good faith attempt to resolve any differences in the affected states regarding the subject amendment. If agreement can be reached to terminate, amend or modify the amendment in a manner satisfactory to the contracting parties and to the representatives of each State Commission, the parties shall file such amended contract with the appropriate state and federal regulatory agencies, seeking all necessary regulatory authorizations. If the parties are unable to reach agreement satisfactory to each of them and to each affected State Commission, after good faith negotiations, then they shall be under no obligation to further amend the amendment.

             IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.

                               ALLIANT SERVICES COMPANY

                               By:___________________________
                                  Title:

                               ALLIANT INDUSTRIES INC.

                               By:____________________________
                                  Title:

                               IPC DEVELOPMENT COMPANY, INC.

                               By:____________________________
                                  Title:

                                   Appendix A

                    Description of Services and Determination
                             of Charges for Services

   I. The Service Company will maintain an accounting system for accumulating all costs on an activity, project, program, work order, or other appropriate basis. To the extent practicable, time records of hours worked by Service Company employees will be kept by activity, project, program or work order. Charges for salaries will be determined from such time records and will be computed on the basis of employees, effective hourly rates, including the cost of fringe benefits and payroll taxes. Records of employee-related expenses and other costs will be maintained for each functional group within the Service Company (hereinafter referred to as "Function"). Where identifiable to a particular activity, project, program or work order, such costs will be directly assigned to such activity, project, program or work order. Any costs not directly assigned by the Service Company will be allocated monthly in accordance with this Appendix A.

        The Service Company will develop and maintain written guidelines to govern the methods and procedures for charging and allocating costs among the affiliated companies of the Service Company and among Functions within the Service Company. The Service Company will subject the affiliate transactions to internal auditing procedures on a periodic basis for compliance with the Service Agreement, written guidelines and orders and rules of regulatory agencies.

   II. Service Company costs accumulated for each activity, project, program or work order will be directly assigned where possible. The amounts that cannot be directly assigned shall be allocated to the Client Companies or other Functions within the Service Company as described in this Appendix A. To the extent possible, such allocations shall be based on cost-causal relationships. The overall process of determining responsibility for Service Company costs shall be as follows:

        1. Direct assignment. Costs accumulated in an activity, project, program, or work order for services performed specifically for a single Client Company or Function will be directly assigned and charged to such Client Company or Function.

        2. Allocation based on cost-causal relationship. Costs accumulated in an activity, project, program or work order for services performed specifically for two or more (but not all) Client Companies or Functions and which cannot be directly assigned will be allocated among and charged to such Client Companies or Functions by application of one or more of the allocation ratios described in paragraphs III and IV of this Appendix A; provided that the denominator used in determining each such ratio shall include only the Client Companies or Functions for which the services are specifically performed.

        3. Allocation for services of a general nature. Costs accumulated in an activity, project, program, or work order for services of a general nature which are applicable to all Client Companies or Functions or to a class or classes of Client Companies or Functions will be allocated among and charged to such Client Companies or Functions by application of one or more of the allocation ratios described in paragraphs III and IV of this Appendix A.

   III. The following ratios will be applied, as specified in paragraph IV of this Appendix A, to allocate costs (a) for services of a general nature and (b) subject to modification of the denominator as described in paragraph II, number 2 above, for services performed specifically for two or more (but not all) Client Companies or Functions. These ratios will be determined annually, or at such other time as may be required due to a significant change.

        1.   Materials, Supplies and Services Ratio

             A ratio, based on the sum of materials, supplies and services, either issued from inventory or directly purchased, for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Function and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and non-domestic utility affiliates for which the Service Company provides services, where applicable) and/or the Service Company.

        2.   Number of Employees Ratio

             A ratio, based on the sum of the number of employees at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Service Company Function and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and non-domestic utility affiliates for which the Service Company provides services, where applicable) and/or the Service Company.

        3.   Total Assets Ratio

             A ratio, based on the sum of the total assets at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and non-domestic utility affiliates for which the Service Company provides services, where applicable).

        4.   Number of Central Processing Unit Seconds Ratio

             A ratio, based on the number of central processing unit seconds expended to execute mainframe computer software applications for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Service Company Function, and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and non-domestic utility affiliates, where applicable) and/or the Service Company.

        5.   Gross Plant Ratio

             A ratio, based on the sum of direct plant at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and non-domestic utility affiliates, where applicable).

        6.   General Ratio

             A ratio, based on the sum of all Service Company expenses directly assigned or allocated, based on allocators other than this "General Ratio," to Client Companies (excluding fuel, gas, purchased power and the cost of goods sold) for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Function and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and non-domestic utility affiliates, where applicable) and/or the Service Company. As used herein, cost of goods sold represents materials that are resold to the ultimate consumer.

        7.   Units Sold or Transported Ratio

             A ratio, based on appropriate Client Company electric, gas, steam or water units of sale and/or transport, excluding intra-system sales, for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all Client Companies (and Interstate Energy Corporation's non-utility and foreign utility companies for which the Service Company provides energy-related services, where applicable). The product-specific units of sales are domestic kilowatt-hour electric sales, dekatherms of gas sold or transported, units of water, or units of steam. A separate ratio will be calculated and used for each utility type (electric, gas, water and steam).

   IV. A description of each Function's activities, which may be modified from time to time by the Service Company, is set forth below. As described in paragraph II, number 1 of this Appendix A, where identifiable, costs will be directly assigned to the Client Companies or to other Functions of the Service Company. For costs accumulated in activities, projects, programs, or work orders which are for services of a general nature or for services performed specifically for two or more (but not all) Client Companies or Functions which cannot be directly assigned, as described in paragraph II, numbers 2 and 3 of this Appendix A, the method or methods of allocation will be based upon the applicable allocation ratios (modified as described in paragraph II, number 2, if applicable) set forth below in brackets [Allocator] for each Function.

        1.   Information Systems

             Provides communications and electronic data processing services such as:

             (1) Development and support of mainframe computer software applications. [Number of Central Processing Unit Seconds Ratio, #4]

             (2) Procurement and support of personal computers and related network and software applications. [Number of Employees Ratio, #2]

             (3) Operation of data center. [Number of Central Processing Unit Seconds Ratio, #4]

             (4) Installation and operation of communications systems. [Number of Employees Ratio, #2]

        2.   Transportation

             Procures and maintains transportation vehicles and equipment. [Number of Employees Ratio, #2]

        3.   Human Resources

             Establishes and administers policies and supervises compliance with legal requirements in the areas of employment, compensation, benefits and employee health and safety. Processes payroll and employee benefit payments. Supervises contract negotiations and relations with labor unions. [Number of Employees Ratio, #2]

        4.   Materials Management

             Provides services in connection with the procurement of materials and contract services and management of material and supplies inventories. [Material, Supplies and Services Ratio, #1]

        5.   Facilities

             Operates and maintains office and service buildings. Provides security and housekeeping services for such buildings and procures office furniture and equipment. [Gross Plant Ratio, #5]

        6.   Accounting

             Maintains corporate books and records, prepares financial and statistical reports, processes payments to vendors, prepares tax filings and supervises compliance with tax laws and regulations. [General Ratio, #6]

        7.   Environmental Affairs

             Establishes policies and procedures for compliance with environmental laws and regulations. Studies emerging environmental issues, monitors compliance with environmental requirements and provides training to the Client Companies' personnel. [Units Sold or Transported Ratio, #7]

        8.   Public Affairs

             Prepares and disseminates information to employees, customers, government officials, communities and the media. Provides graphics, reproduction lithography, photography and video services. [General Ratio, #8]

         9.  Legal

             Renders services relating to labor and employment law, litigation, contracts, rates and regulatory affairs, environmental matters, financing, financial reporting, real estate and other legal matters. [General Ratio, #8]

        10.  Finance

             Renders services to Client Companies with respect to investments, financing, cash management, risk management, claims and fire prevention. Prepares reports to the SEC, budgets, financial forecast and economic analyses. [General Ratio, #8]

        11.  Land and Right of Way

             Purchases, surveys, records, and sells real estate interests for Client Companies. [Gross Plant Ratio, #5]

        12.  Internal Auditing

             Reviews internal controls and procedures to ensure that assets are safeguarded and that transactions are properly authorized and recorded. [General Ratio, #8]

        13.  Investor Relations

             Provides communications to investors and the financial community, performs transfer agent and shareholder record keeping functions, administers stock plans and performs stock-related regulatory reporting. [Total Assets Ratio, #3]

        14.  Planning

             Facilitates preparation of strategic and operating plans, monitors trends and evaluates business opportunities. [General Ratio, #8]

        15.  Executive

             Provides general administrative and executive management services. [General Ratio, #8]